UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2025

DAMON INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-42190	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Canada Way Suite #402 Burnaby, BC	V5G 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (236) 326-3619

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2025 (the “Completion Date”), Damon Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Grafiti LLC, a Nevada limited liability company (the “Buyer”). Pursuant to the Agreement, the Company sold to the Buyer, and the Buyer purchased from the Company, all of the issued and outstanding shares (the “Shares”) of Grafiti Limited, a private company limited by shares incorporated in England and Wales (“Grafiti UK”).

The purchase price for the Shares was $117,931.03, which was satisfied in full through the set-off of amounts owed by Grafiti UK to the Buyer under that certain Distribution Agreement, effective January 1, 2024, between the Company and the Buyer. The sale transaction was completed on the Completion Date, and Grafiti UK ceased to be a subsidiary of the Company as of that date.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2025, Ms. Melanie Figueroa resigned from her position as a director of the Company, effective as of that date. Ms. Figueroa’s decision to resign did not result from any disagreement with the Company’s operations, policies, or practices.

Item 8.01 Other Events.

On November 21, 2025, the Company announced that its intellectual property portfolio has been determined to have a fair market value of $171.4 million as of November 21, 2025 by Fallingst Technologies LLC. The comprehensive IP valuation, conducted by advisory firm Fallingst Technologies LLC, analyzed Damon’s portfolio of patents, trade secrets, trademarks, and other related intellectual property assets.

The Fallingst Technologies LLC valuation report is an independent third-party analysis commissioned by the Company. The valuation is based on customary IP appraisal methods, including cost-based, invest-based, market-based, and income-based analyses, and reflects assumptions regarding commercialization timelines, competitive landscape, and the Company’s ability to execute on its business strategy. These assumptions are subject to risks and uncertainties, including those discussed in the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on September 30, 2025, as well as in the Company’s subsequent periodic reports and other filings made under the Securities Exchange Act of 1934 and the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The pro forma financial statements reflecting the disposition of Grafiti UK pursuant to the Share Purchase Agreement, to the extent required by this item, will be filed by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated November 28, 2025, between Damon Inc. and Grafiti LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAMON, INC.

Date: November 28, 2025	By:	/s/ Bal Bhullar
	Name:	Bal Bhullar
	Title:	Chief Financial Officer

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